EXHIBIT 3


                         CERTIFICATE OF AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               MAC WORLDWIDE, INC.

                                Under Section 242
                                     of the
                        Delaware General Corporation Law

                  MAC Worldwide, Inc., a corporation existing under the laws of the state of Delaware (the "Corporation") hereby certifies and sets forth:

                  1. That the certificate of incorporation of the Corporation was filed with the Delaware Secretary of State on December 14, 2000.

                  2. That the Board of Directors of the Corporation adopted resolutions setting forth proposed amendment of the certificate of incorporation of the Corporation, declaring said amendment to be advisable and requesting the consent of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  Article Fourth, which sets forth the total number of shares of stock which the Corporation still have authority to issue is amended to read as follows:

                  "FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 225,000,000 shares of which 200,000,000 shares shall be Common Stock, par value $.001 per share, and 25,000,000 shares shall be Preferred Stock, par value $.001 per share.

                  3. That thereafter, stockholders holding a majority of the outstanding stock entitled to vote thereon approved this amendment by written consent in accordance with Section 228 of the General Corporation Law.

                  4. This  amendment  has been duly adopted in  accordance  with
Section 242 of the General Corporation Law.

IN WITNESS of the foregoing, I have executed this certificate this 3rd day of December 2004.
                                                      /s/ Steven Katz
                                                      -----------------------
                                                      Steven Katz, President
Attest:

/s/ Anthony Cavallo
--------------------------
Anthony Cavallo, Secretary